EXHIBIT 6(B)
                           HARRIS INSIGHT FUNDS TRUST
                           60 STATE STREET, SUITE 1300
                                BOSTON, MA 02109

                                                                January 21, 1997
Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, MA  02109

To Whom It May Concern:

         Reference is made to the Distribution Agreement between Harris Insight Funds Trust and Funds Distributor, Inc. ("FDI") dated February 23, 1996 (the "Distribution Agreement") and the Sub-Administration Agreement on behalf of the Trust between Harris Trust and Savings Bank and FDI dated July 1, 1996 (the "Sub-Administration Agreement," and collectively the "Agreements").

         This writing is to provide notice of the addition of a new series, Harris Insight Small-Cap Value Fund ("Small-Cap Value Fund") under the Trust. Small-Cap Value Fund is to be considered a Fund under the Distribution Agreement and on Schedule A to the Sub-Administration Agreement and shall be subject to the terms set forth under the Agreements unless otherwise provided herein. FDI shall be compensated for services rendered under the Distribution Agreement as contained therein and for services rendered under the Sub-Administration Agreement as is consistent with the Fee Letter Agreement dated July 1, 1996.

         The Trust requests that you act as Distributor and Sub-Administration Agent with respect to Small-Cap Value Fund while continuing to act as Distributor and Sub-Administration Agent with respect to the Funds named in the Distribution Agreement and in Exhibit A to the Sub-Administration Agreement.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                    Sincerely,

                                                    Harris Insight Funds Trust

                                                    /s/ Richard W. Ingram
                                                    --------------------------
                                                    Richard W. Ingram
                                                    President
Accepted:  Funds Distributor, Inc.

           /s/ John E. Pelletier
           ------------------------
           By: John E. Pelletier